   As filed with the Securities and Exchange Commission on March 5, 1997.
                                               Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                  FORM S-8
                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933

                             TYSON FOODS, INC.
           (Exact name of registrant as specified in its charter)
         Delaware                                    71-0225165
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)

                         2210 West Oaklawn Drive
                     Springdale, Arkansas  72762-6999
                 (Address of principal executive offices)

             TYSON FOODS, INC. NON-STATUTORY STOCK OPTION PLAN
                         (Full title of the Plan)

                               WAYNE BRITT
                            Tyson Foods, Inc.
                         2210 West Oaklawn Drive
                     Springdale, Arkansas  72762-6999
                 (Name and address of agent for service)

                              (501) 290-4000
                 (Telephone number, including Area Code,
                          of Agent for Service)
                       Copies of Communications to:
                          ARMIN G. BRECHER, Esq.
                    Powell, Goldstein, Frazer & Murphy
                             Sixteenth Floor
                        191 Peachtree Street, N.E.
                         Atlanta, Georgia  30303
                              (404) 572-6600

                      CALCULATION OF REGISTRATION FEE
Title of each class     Amount      Proposed     Proposed    Amount of
of securities            to be       maximum      maximum   registration
       to be          registered    offering     aggregate     fee(1)
     registered                     price per    offering
                                     share(1)     price(1)
Class A Common         6,000,000     $20.375   $122,250,000   $37,046
Stock, $0.10 par        shares
value

(1)Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Class A Common Stock on March 3, 1997 as reported by the Nasdaq Stock Market's National Market on March 3, 1997.

   The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===========================================================================

This Registration Statement is being filed to register an additional 6,000,000 shares of Class A Common Stock for issuance under the Tyson Foods, Inc. Non-Statutory Stock Option Plan. The contents of the
Registrant's Registration Statement on Form S-8 (Regis. No. 33-54716) are therefore incorporated herein by reference.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on March 5, 1997.


                             TYSON FOODS, INC.


                             By:/s/ Wayne Britt
                                 ------------------------------------------

                                    Wayne Britt
                                      Executive Vice President
                                      and Chief Financial Officer


Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                  Title                    Date

    *                     Senior Chairman of        March 5, 1997
--------------------      the Board of
Don Tyson                 Directors

    *                     Chairman of the Board     March 5, 1997
--------------------      of Directors and
Leland E. Tollett         Chief Executive
                          Officer

    *                     President, Chief          March 5, 1997
--------------------      Operating Officer and
Donald E. Wray            Director

    *                     Vice Chairman of the      March 5, 1997
--------------------      Board of Directors
John H. Tyson

    *                     Director                  March 5, 1997
--------------------
Shelby D. Massey

    *                     Director                  March 5, 1997
--------------------
Joe F. Starr

    *                     Director                  March 5, 1997
--------------------
Neely Cassady

    *
--------------------      Director                  March 5, 1997
Fred S. Vorsanger

    *                     Director                  March 5, 1997
--------------------
Barbara Tyson

    *                     Director                  March 5, 1997
--------------------
Lloyd V. Hackley

    *                     Director                  March 5, 1997
--------------------
Gerald Johnston

                          Executive Vice            March 5, 1997
/s/ Wayne Britt           President and Chief
--------------------      Financial Officer
Wayne Britt               (Principal Financial
                          Officer)

/s/ James G. Ennis        Vice President and        March 5, 1997
--------------------      Controller (Chief
James G. Ennis            Accounting Officer)

* By Wayne Britt, Attorney-in-Fact

                             EXHIBIT INDEX



Exhibit
Number                         Description                         Page

5         Opinion regarding legality                               7-8

23(a)     Consent of Ernst & Young LLP                               9

23(b) Consent of counsel (contained in its opinion in Exhibit 5)

24        Power of Attorney                                      10-20